SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 31, 2001

                                NETCENTIVES INC.
             (Exact name of Registrant as specified in its charter)

         Delaware                       000-27253                 93-1213291
(State or other jurisdiction of   (Commission File Number)     (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                               475 Brannan Street
                             San Francisco, CA 94107
               (Address of principal executive offices) (Zip code)

                                 (415) 615-2000
              (Registrant's telephone number, including area code)

Item 5.  Other Events

On July 31, 2001, Netcentives Inc., a Delaware corporation ("Netcentives") announced that it has begun restructuring the organization. The first key initiative in the restructuring is a workforce reduction, which brings the employee base to approximately 180 from 345 salaried employees. In addition to this initiative and as part of the Company's restructuring process, Netcentives is working to define a plan to reduce its debt to manageable levels, divest non-core assets and preserve cash flow to fund business operations.

A copy of Netcentives' press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits.


         99.1 Press Release dated July 31, 2001.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               NETCENTIVES INC.


Date:  July 31, 2001           /s/ ERIC LARSEN
                               --------------------------
                               Eric Larsen
                               Chairman and Chief Executive Officer
                               (Duly Authorized and Principal Executive Officer)

                                NETCENTIVES INC.

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER                              DESCRIPTION




99.1                                Press Release dated July 31, 2001

Exhibit 99.1

                                               For More Information Contact:
                                               Stacey Levitz, Investor Relations
                                               Netcentives Inc.
                                               415.615.2365
                                               stacey@netcentives.com

    Netcentives Announces Workforce Reduction as First Step in Restructuring

SAN FRANCISCO, July 31, 2001 -- Netcentives Inc.(TM) (Nasdaq: NCNT), today announced that it has begun restructuring the organization. The first key initiative in the restructuring is a workforce reduction, which brings the employee base to approximately 180 from 345 salaried employees. In addition to this initiative and as part of the Company's restructuring process, Netcentives is working to define a plan to reduce its debt to manageable levels, divest non-core assets and preserve cash flow to fund business operations.

About Netcentives Inc.
San Francisco-based Netcentives Inc. is a provider of personalized email, rewards and recognition solutions. The company offers a broad suite of offline and online products including email communications, sales force incentives, loyalty and rewards solutions for retail and financial institutions. Netcentives continues to differentiate itself through its integrated marketing approach, which includes experienced client service teams, leading-edge technology and expert consulting. More than 300 companies have partnered with Netcentives to drive their revenue and reduce costs. For more information, visit www.netcentives.com http://www.netcentives.com.


(C)2001 Netcentives Inc. All rights reserved. Netcentives is a trademark of Netcentives Inc. Other product and company names herein may be trademarks of their respective owners.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, regarding Netcentives' business and financial strategy and future and actual results and performances could differ materially from the results and performances expressed in forward looking statements. Forward-looking statements involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this press release. These risks and uncertainties include, but are not limited to, the following: the ability to raise additional financing in the current economic environment; the effect of continued weakness of general economic factors on the overall demand for products and services which could result in decreased revenues or lower revenue growth rates and increased uncertainty as to revenues in future periods; the uncertainty of timing of redemption of loyalty currencies which could deplete cash reserves sooner than anticipated; intense competition for products and services; and other important factors, including those mentioned in various Securities and Exchange Commission filings made periodically by Netcentives. The forward-looking statements contained in this press release speak only as of the date hereof and Netcentives expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in Netcentives' expectations or future events.